Exhibit 99.1

Independence Realty Trust Announces Second Quarter 2019 Financial Results

PHILADELPHIA – (BUSINESS WIRE) – July 31, 2019 — Independence Realty Trust, Inc. (“IRT”) (NYSE: IRT), a multifamily apartment REIT, today announced its second quarter 2019 financial results.

Second Quarter Highlights

•

Net income allocable to common shares of $14.7 million for the quarter ended June 30, 2019 as compared to $3.5 million for the quarter ended June 30, 2018. Earnings per diluted share of $0.16 for the quarter ended June 30, 2019 as compared to $0.04 for the quarter ended June 30, 2018.

•

Core Funds from Operations (“CFFO”) of $16.9 million for the quarter ended June 30, 2019 as compared to $16.4 million for the quarter ended June 30, 2018. CFFO per share was $0.19 for the second quarter of 2019 and $0.19 for the second quarter of 2018.

•	Same store net operating income (“NOI”) growth of 6.9% for the quarter ended June 30, 2019 compared to the quarter ended June 30, 2018.

•	Adjusted EBITDA of $25.3 million for the quarter ended June 30, 2019 as compared to $23.7 million for the quarter ended June 30, 2018.

•	Since the inception of the value-add program, IRT has completed renovations in 1,950 units, achieving a total weighted average return on investment of 16%.

Included later in this press release are definitions of CFFO, NOI, Adjusted EBITDA and other Non-GAAP financial measures and reconciliations of such measures to their most comparable financial measures as calculated and presented under GAAP.

Management Commentary:

“Our strong Q2 NOI growth demonstrates the tangible results of our value add renovation program, and we’re excited to announce the details of Phase III of our value add program,” said Scott Schaeffer, IRT’s Chairman and CEO.  “Not only will these upgrades drive long-term rental and NOI growth, but they will also improve the quality of our communities and increase our competitive edge in the marketplace.”

Same Store Property Operating Results

	Second Quarter 2019 Compared to Second Quarter 2018(1)	Six Months Ended 6/30/19 Compared to Six Months Ended 6/30/18 (1)
Rental and other property revenue	5.4% increase	4.7% increase
Property operating expenses	3.1% increase	2.8% increase
Net operating income (“NOI”)	6.9% increase	6.0% increase
Portfolio average occupancy	10 bps increase to 94.1%	50 bps decrease to 93.3%
Portfolio average rental rate	5.3% increase to $1,062	4.8% increase to $1,053
NOI Margin	90 bps increase to 60.4%	70 bps increase to 60.4%

(1)	Same store portfolio for the three and six months ended June 30, 2019 includes 50 properties, which represent 13,697 units.

Same Store Property Operating Results, Excluding Value Add

The same store portfolio results below exclude 12 communities that are both part of the same store portfolio and are actively undergoing Value Add renovations during the three months ended June 30, 2019.

	Second Quarter 2019 Compared to Second Quarter 2018, Excluding Value Add (1)	Six Months Ended 6/30/19 Compared to Six Months Ended 6/30/18 (1)
Rental and other property revenue	3.7% increase	3.8% increase
Property operating expenses	1.8% increase (2)	3.6% increase (2)
Net operating income (“NOI”)	5.0% increase	3.9% increase
Portfolio average occupancy	30 bps increase to 95.2%	No change – 94.4%
Portfolio average rental rate	3.7% increase to $1,062	3.4% increase to $1,055
NOI Margin	70 bps increase to 60.3%	No change – 59.8%

(1)	Same store portfolio, excluding value add, includes 38 properties, which represent 9,748 units for the three and six months ended June 30, 2019.
(2)

As communicated previously, this increase is primarily the result of increased real estate taxes. Please refer to the 2019 EPS and CFFO Guidance section for our updated assumptions for 2019 property level operating expenses.

Value Add – Phase III Launch

As of June 30, 2019, IRT identified eight additional communities, totaling 2,402 units, to represent Phase III of the Company’s value add initiative. The projects will commence over the next 12 months and will be in addition to the projects already underway or completed in Phase I and Phase II of the Company’s value add initiative.

Community Name	Market	Units
North Park	Atlanta, GA	224
Waterford Landing	Atlanta, GA	260
Meadows	Louisville, KY	400
Walnut Hill	Memphis, TN	362
Lenoxplace	Raleigh, NC	268
Bridgeview	Tampa, FL	348
Lucerne	Tampa, FL	276
Rocky Creek	Tampa, FL	264

Capital Recycling

Acquisitions:

•	On April 30, 2019, IRT acquired a 224-unit community in Atlanta, GA for $28.0 million. At the time of acquisition, the community was 98.2% occupied with average rent per unit of $990.

•

Subsequent to quarter end, on July 11, 2019, IRT acquired a 264-unit community in Tampa, FL for $48.0 million. At the time of acquisition, the community was 95.5% occupied with average rent per unit of $1,313.

Dispositions:

•

On April 30, 2019, IRT sold a 370-unit community located outside of Chicago, Illinois for $42.0 million. Associated with this disposition, IRT repaid the property mortgage totaling $18.9 million and recorded a gain on sale of $12.1 million.

•

Subsequent to quarter end, on July 18, 2019, IRT completed the sale of the two communities in Little Rock, AR held for sale as of June 30, 2019 for a combined total of $56.5 million. Associated with this disposition, IRT repaid the property mortgages totaling $34.8 million.

At-the-Market Offering

During the second quarter of 2019, IRT issued 65,704 shares of common stock under its at-the-market sales program at a weighted average per share price of $12.09, yielding net proceeds of approximately $0.8 million.

Capital Expenditures

For the three months ended June 30, 2019, recurring capital expenditures for the total portfolio were $1.9 million, or $123 per unit. For the six months ended June 30, 2019 recurring capital expenditures for the total portfolio were $3.8 million or $239 per unit.

Distributions

On June 17, 2019, IRT’s Board of Directors declared a quarterly cash dividend for the second quarter of 2019 of $0.18 per share of IRT common stock, payable on July 25, 2019 to stockholders of record on June 28, 2019.

2019 EPS and CFFO Guidance

IRT is updating its 2019 full year guidance. EPS per diluted share is projected to be in a range of $0.65 to $0.70. CFFO per diluted share, a non-GAAP financial measure, is projected to be in the range of $0.75 to $0.78. A reconciliation of IRT's projected net income allocable to common shares to its projected CFFO per share is included below. Also included below are the primary assumptions underlying these estimates. See the schedules and definitions at the end of this release for further information regarding how IRT calculates CFFO and for management’s rationale for the usefulness of CFFO.

	Previous Guidance		Current Guidance
2019 Full Year EPS and CFFO Guidance (1)(2)	Low	High	Low	High
Earnings per share	$0.76	$0.80	$0.65	$0.70
Adjustments:
Depreciation and amortization	0.43	0.47	0.55	0.57
Gains on sale of assets	(0.51)	(0.55)	(0.51)	(0.55)
Share base compensation	0.04	0.04	0.04	0.04
Amortization of deferred financing fees	0.02	0.02	0.02	0.02
CORE FFO per share allocated to common shareholders	$0.74	$0.78	$0.75	$0.78

1.

This guidance, including the underlying assumptions presented in the table below, constitutes forward-looking information. Actual full year 2019 EPS and CFFO could vary significantly from the projections presented. See “Forward-Looking Statements” below.

2.	Per share guidance is based on weighted average shares and units outstanding of 90.5 million.

Same Store Communities	Previous 2019 Outlook	Current 2019 Outlook
Number of properties/units	50 properties / 13,697 units	50 properties / 13,697 units
Property revenue growth	4.0% to 6.0%	5.0% to 6.0%
Controllable property operating expense growth	2.5% to 3.5%	0.5% to 1.50%
Real estate tax and insurance expense increase (1)	6.0% to 12.0%	8.0% to 10.0%
Total property operating expense growth	4.0% to 6.0%	4.0% to 5.0%
Same store property NOI growth	3.5% to 5.5%	6.0% to 7.0%

Corporate Expenses
General and administrative expenses (excluding stock based compensation)	$9.0 to $10.0 million	$9.5 to $10.0 million

Transaction/Investment Volume
Acquisition volume (2)	$30.0 to $110.0 million	$76.0 to $110.0 million
Disposition volume (3)	$100.0 to $180.0 million	$98.5 to $180.0 million

Capital Expenditures
Recurring	$8.0 to $9.0 million	$7.50 to $8.25 million
Value add & non-recurring	$30.0 to $38.0 million	$30.0 to $35.0 million

1.

In 2019, IRT is expecting increases in real estate tax expense at several recently acquired communities that are new to the same store portfolio. IRT’s underwriting contemplates tax increases due to re-assessments, however, the ultimate timing is difficult to predict.

2.	Acquisition volume includes the April and July 2019 acquisitions totaling $76.0 million, plus potential additional capital recycling acquisitions in 2019.
3.	Disposition volume includes the April and July 2019 dispositions totaling $98.5 million, plus potential additional capital recycling dispositions in 2019.

Selected Financial Information

See the schedules at the end of this earnings release for selected financial information for IRT.

Non-GAAP Financial Measures and Definitions

IRT discloses the following non-GAAP financial measures in this earnings release: FFO, CFFO, NOI and Adjusted EBITDA.  Included at the end of this release are definitions of these non-GAAP financial measures and a reconciliation of IRT’s reported net income to its FFO and CFFO, a reconciliation of IRT’s same store NOI to its reported net income, a reconciliation of IRT’s Adjusted EBITDA to net income, and management’s rationales for the usefulness of each of these and other non-GAAP financial measures used in this release.

Conference Call

All interested parties can listen to the live conference call webcast at 9:00 AM ET on Thursday, August 1, 2019 from the investor relations section of the IRT website at www.irtliving.com or by dialing 1.844.775.2542, access code 6379256. For those who are not available to listen to the live call, the replay will be available shortly following the live call from the investor relations section of IRT’s website and telephonically until Thursday, August 8, 2019 by dialing 1.855.859.2056, access code 6379256.

Supplemental Information

IRT produces supplemental information that includes details regarding the performance of the portfolio, financial information, non-GAAP financial measures, same store information and other useful information for investors.  The supplemental information is available via the Company's website, www.irtliving.com, through the "Investor Relations" section.

About Independence Realty Trust, Inc.

Independence Realty Trust (NYSE: IRT) is a real estate investment trust that owns and operates multifamily apartment properties across non-gateway U.S. markets, including Atlanta, Louisville, Memphis, and Raleigh. IRT’s investment strategy is focused on gaining scale within key amenity rich submarkets that offer good school districts, high-quality retail and major employment centers. IRT aims to provide stockholders attractive risk-adjusted returns through diligent portfolio management, strong operational performance, and a consistent return of capital through distributions and capital appreciation. More information may be found on the Company’s website at www.irtliving.com.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “seek,” “outlook,” “assumption,” “projected,” “strategy”, “guidance” or other, similar words. Because such forward-looking statements involve significant risks, uncertainties and contingencies, many of which are not within IRT’s control, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such statements. These forward-looking statements are based upon the current judgements and expectations of IRT’s management.  Risks and uncertainties that might cause IRT’s actual results to differ materially from those expressed or implied by forward-looking statements include, but are not limited to: adverse changes in national, regional and local economic climates; changes in market demand for rental apartment homes and pricing pressures from competitors that could limit our ability to lease units or increase rents; competition that could adversely affect our ability to acquire additional properties; volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital; unexpected changes in the assumptions underlying our 2019 EPS, CFFO and same store NOI growth guidance; delays in completing, and cost overruns incurred in connection with, our value add initiatives and failure to achieve projected rent increases and occupancy levels on account of the initiatives; risks associated with pursuit of strategic acquisitions, including risks associated with the need to raise additional capital to fund the acquisitions and failure of acquisitions to produce expected returns; unexpected costs of REIT qualification compliance; costs and disruptions as the result of a cybersecurity incident or other technology disruption; and share price fluctuations.  Additional risks and uncertainties that could cause our actual results to differ materially from those expressed or implied by the forward-looking statements in this press release are discussed in IRT’s filings with the Securities and Exchange Commission (“SEC”), including those under the heading “Risk Factors” in IRT’s most recently filed Annual Report on Form 10-K.  Dividends are subject to the discretion of IRT’s Board of Directors, and will depend on IRT’s financial condition, results of operations, capital requirements, compliance with applicable laws and agreements and any other factors deemed relevant by IRT’s Board.  IRT undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

Independence Realty Trust, Inc. Contact

Edelman Financial Communications & Capital Markets

Ted McHugh and Lauren Tarola

212.277.4322

IRT@edelman.com

Schedule I

Independence Realty Trust, Inc.

Selected Financial Information

(Dollars in thousands, except share and per share amounts)

(unaudited)

For the Three Months Ended
June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
Selected Financial Information:
Operating Statistics:
Net income available to common shares	$14,709	$2,540	$14,580	$4,787	$3,509
Earnings (loss) per share -- diluted	$0.16	$0.03	$0.16	$0.05	$0.04
Rental and other property revenue	$50,848	$49,465	$49,718	$48,644	$46,734
Property operating expenses	$20,072	$19,886	$19,450	$19,792	$18,703
Net operating income	$30,776	$29,579	$30,268	$28,852	$28,031
NOI margin	60.5%	59.8%	60.9%	59.3%	60.0%
Adjusted EBITDA	$25,284	$24,734	$25,653	$24,748	$23,722
FFO per share	$0.15	$0.17	$0.16	$0.18	$0.17
CORE FFO per share	$0.19	$0.18	$0.19	$0.19	$0.19
Dividends per share	$0.18	$0.18	$0.18	$0.18	$0.18
CORE FFO payout ratio	94.7%	100.0%	94.7%	94.7%	94.7%
Portfolio Data:
Total gross assets	$1,817,207	$1,807,955	$1,798,736	$1,782,186	$1,706,465
Total number of properties	58	58	58	58	56
Total units	15,734	15,880	15,880	15,860	15,280
Period end occupancy	94.0%	93.9%	92.5%	92.3%	93.8%
Total portfolio average occupancy	94.4%	92.9%	92.3%	93.5%	94.1%
Total portfolio average effective monthly rent, per unit	$1,058	$1,042	$1,035	$1,024	$1,009
Same store period end occupancy (a)	93.8%	93.6%	92.0%	92.2%	93.6%
Same store portfolio average occupancy (a)	94.1%	92.5%	92.0%	93.4%	94.0%
Same store portfolio average effective monthly rent, per unit (a)	$1,062	$1,044	$1,039	$1,025	$1,008
Capitalization:
Total debt	$989,499	$990,920	$985,488	$963,238	$911,772
Common share price, period end	$11.57	$10.79	$9.18	$10.53	$10.31
Market equity capitalization	$1,050,712	$978,825	$826,802	$945,615	$906,696
Total market capitalization	$2,040,211	$1,969,745	$1,812,290	$1,908,853	$1,818,468
Total debt/total gross assets	54.5%	54.8%	54.8%	54.0%	53.4%
Net debt to Adjusted EBITDA (pro forma) (b)	9.2x	9.2	x	9.2	x	9.3	x	9.4	x
Interest coverage	2.6	x	2.5	x	2.6	x	2.7	x	2.8	x
Common shares and OP Units:
Shares outstanding	89,932,418	89,834,793	89,184,443	88,920,879	87,044,121
OP units outstanding	881,107	881,107	881,107	881,107	899,215
Common shares and OP units outstanding	90,813,525	90,715,900	90,065,550	89,801,986	87,943,336
Weighted average common shares and units	90,394,212	89,870,556	89,532,373	88,585,940	87,543,931

(a)	Same store portfolio consists of 50 properties, which represent 13,697 units.
(b)

Reflects pro forma net debt to adjusted EBITDA for each period presented, which includes adjustments for the timing of acquisitions, the full quarter effect of current value add initiatives, and the completion of the 2018 capital recycling activities including paydown of associated indebtedness. Actual net debt to Adjusted EBITDA for the five quarters ended June 30, 2019 was 9.7x, 9.9x, 9.5x, 9.7x, and 9.5x, respectively.

Schedule II

Independence Realty Trust, Inc.

Reconciliation of Net Income (loss) to

Funds From Operations and

Core Funds From Operations

(Dollars in thousands, except share and per share amounts)

(unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2019	2018	2019	2018
Funds From Operations (FFO):
Net Income (loss)	$14,856	$3,545	$17,422	$7,045
Adjustments:			-	-
Real estate depreciation and amortization	12,675	11,550	24,993	22,751
Net (gains) losses on sale of assets excluding debt extinguishment costs	(14,171)	-	(14,171)	-
Funds From Operations	$13,360	$15,095	$28,244	$29,796
FFO per share	$0.15	$0.17	$0.31	$0.34
Core Funds From Operations (CFFO):
Funds From Operations	$13,360	$15,095	$28,244	$29,796
Adjustments:		-	-	-
Stock compensation expense	1,086	933	1,708	1,403
Amortization of deferred financing costs	362	325	701	769
Other depreciation and amortization	46	33	175	56
Other expense (income)	-	-	-	(52)
Debt extinguishment costs included in net gains (losses) on sale of assets	2,029	-	2,029	-
Core Funds From Operations	$16,883	$16,386	$32,857	$31,972
CFFO per share	$0.19	$0.19	$0.36	$0.37
Weighted-average shares and units outstanding	90,394,212	87,543,931	90,133,830	87,506,300

Schedule III

Independence Realty Trust, Inc.

Reconciliation of Same-Store Net Operating Income to Net Income (loss)

(Dollars in thousands)

(unaudited)

	For the Three-Months Ended (a)
	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
Reconciliation of same-store net operating income to net income (loss)
Same-store net operating income	$26,735	$25,777	$25,693	$25,067	$24,999
Non same-store net operating income	4,041	3,802	4,575	3,785	3,032
Other revenue	108	75	91	135	155
Property management expenses	(2,062)	(1,813)	(2,027)	(1,661)	(1,592)
General and administrative expenses	(3,538)	(3,107)	(2,633)	(2,578)	(2,872)
Depreciation and amortization expense	(12,721)	(12,447)	(11,631)	(10,783)	(11,583)
Interest expense	(9,849)	(9,721)	(9,943)	(9,129)	(8,594)
Casualty relates costs	—	—	(46)	—	—
Net gains (losses) on sale of assets	12,142	—	10,650	—	—
Net income (loss)	$14,856	$2,566	$14,729	$4,836	$3,545

(a)	Same store portfolio includes 50 properties, which represent 13,697 units.

Schedule IV

Independence Realty Trust, Inc.

Reconciliation of Net Income (Loss) to Adjusted EBITDA

And Interest Coverage Ratio

(Dollars in thousands)

(unaudited)

	Three Months Ended
ADJUSTED EBITDA:	June 30, 2019		March 31, 2019		December 31, 2018		September 30, 2018		June 30, 2018
Net income (loss)	$14,856		$2,566		$14,729		$4,836		$3,545
Add-Back (Deduct):
Depreciation and amortization	12,721		12,447		11,631		10,783		11,583
Interest expense	9,849		9,721		9,943		9,129		8,594
Net (gains) losses on sale of assets	(12,142)		—		(10,650)		—		—
Adjusted EBITDA	$25,284		$24,734		$25,653		$24,748		$23,722

INTEREST COST:
Interest expense	$9,849		$9,721		$9,943		$9,129		$8,594

INTEREST COVERAGE:	2.6	x	2.5	x	2.6	x	2.7	x	2.8	x

	For the Three Months Ended June 30,				For the Six Months Ended June 30,
ADJUSTED EBITDA:	2019		2018		2019		2018
Net income (loss)	$14,856		$3,545		$17,422		$7,045
Add-Back (Deduct):
Depreciation and amortization	12,721		11,583		25,168		22,807
Interest expense	9,849		8,594		19,570		16,934
Other (income) expense	—		—		—		(52)
Net (gains) losses on sale of assets	(12,142)		—		(12,142)		—
Adjusted EBITDA	$25,284		$23,722		$50,018		$46,734

INTEREST COST:
Interest expense	$9,849		$8,594		$19,570		$16,934

INTEREST COVERAGE:	2.6	x	2.8	x	2.6	x	2.8	x

Schedule V

Independence Realty Trust, Inc.

Definitions

Average Effective Monthly Rent per Unit

Average effective rent per unit represents the average of gross rent amounts, divided by the average occupancy (in units) for the period presented.  IRT believes average effective rent is a helpful measurement in evaluating average pricing.  This metric, when presented, reflects the average effective rent per month.

Average Occupancy

Average occupancy represents the average occupied units for the reporting period divided by the average of total units available for rent for the reporting period.

EBITDA and Adjusted EBITDA

EBITDA is defined as net income before interest expense including amortization of deferred financing costs, income tax expense, and depreciation and amortization expenses. Adjusted EBITDA is EBITDA before certain other non-cash or non-operating gains or losses related to items such as acquisition and integration expenses, asset sales, debt extinguishments and acquisition related debt extinguishment expenses. EBITDA and Adjusted EBITDA are each non-GAAP measures.  IRT considers each of EBITDA and Adjusted EBITDA to be an appropriate supplemental measure of performance because it eliminates interest, income taxes, depreciation and amortization, and other non-cash or non-operating gains and losses, which permits investors to view income from operations without these non-cash or non-operating items. IRT’s calculation of Adjusted EBITDA differs from the methodology used for calculating Adjusted EBITDA by certain other REITs and, accordingly, IRT’s Adjusted EBITDA may not be comparable to Adjusted EBITDA reported by other REITs.

Funds From Operations (“FFO”) and Core Funds From Operations (“CFFO”)

IRT believes that FFO and CFFO, each of which is a non-GAAP financial measure, are additional appropriate measures of the operating performance of a REIT and IRT in particular. IRT computes FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or NAREIT, as net income or loss (computed in accordance with GAAP), excluding real estate-related depreciation and amortization expense, gains or losses on sales of real estate and the cumulative effect of changes in accounting principles.

CFFO is a computation made by analysts and investors to measure a real estate company’s operating performance by removing the effect of items that do not reflect ongoing property operations, including stock compensation expense, depreciation and amortization of other items not included in FFO, amortization of deferred financing costs, acquisition and integration expenses, and other non-cash or non-operating gains or losses related to items such as defeasance costs IRT incurs when it sells a property subject to secured debt, asset sales, debt extinguishments, and acquisition related debt extinguishment expenses from the determination of FFO.

IRT’s calculation of CFFO differs from the methodology used for calculating CFFO by certain other REITs and, accordingly, IRT’s CFFO may not be comparable to CFFO reported by other REITs. IRT’s management utilizes FFO and CFFO as measures of IRT’s operating performance, and believes they are also useful to investors, because they facilitate an understanding of IRT’s operating performance after adjustment for certain non-cash or non-operating items that are required by GAAP to be expensed but may not necessarily be indicative of current operating performance and that may not accurately compare IRT’s operating performance between periods. Furthermore, although FFO, CFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, IRT believes that FFO and CFFO provide investors with additional useful measures to compare IRT’s financial performance to certain other REITs. Neither FFO nor CFFO is equivalent to net income or cash generated from operating activities determined in accordance with GAAP. Furthermore, FFO and CFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Neither FFO nor CFFO should be considered as an alternative to net income as an indicator of IRT’s operating performance or as an alternative to cash flow from operating activities as a measure of IRT’s liquidity.

Interest Coverage

Interest coverage is a ratio computed by dividing Adjusted EBITDA by interest expense.

Net Debt

Net debt, a non-GAAP financial measure, equals total debt less cash and cash equivalents. The following table provides a reconciliation of total debt to net debt.  (Dollars in thousands).

	As of
	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
Total debt	$989,499	$990,920	$985,488	$963,238	$911,772
Less: cash and cash equivalents	(11,060)	(9,030)	(9,316)	(7,645)	(10,896)
Total net debt	$978,439	$981,890	$976,172	$955,593	$900,876

IRT presents net debt because management believes it is a useful measure of IRT’s credit position and progress toward reducing leverage.  The calculation is limited because IRT may not always be able to use cash to repay debt on a dollar for dollar basis.

Net Operating Income

IRT believes that Net Operating Income (“NOI”), a non-GAAP financial measure, is a useful supplemental measure of its operating performance. IRT defines NOI as total property revenues less total property operating expenses, excluding interest expenses, depreciation and amortization, acquisition expenses, property management expenses, and general and administrative expenses. Other REITs may use different methodologies for calculating NOI, and accordingly, IRT’s NOI may not be comparable to other REITs. IRT believes that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income insofar as the measure reflects only operating income and expense at the property level. IRT uses NOI to evaluate performance on a same store and non-same store basis because NOI measures the core operations of property performance by excluding corporate level expenses, financing expenses, and other items not related to property operating performance and captures trends in rental housing and property operating expenses. However, NOI should only be used as an alternative measure of IRT’s financial performance.

Same Store Properties and Same Store Portfolio

IRT reviews its same store portfolio at the beginning of each calendar year.  Properties are added into the same store portfolio if they were owned at the beginning of the previous year.  Properties that are held-for-sale or have been sold are excluded from the same store portfolio.

Total Gross Assets

Total Gross Assets equals total assets plus accumulated depreciation and accumulated amortization, including fully depreciated or amortized real estate and real estate related assets.  The following table provides a reconciliation of total assets to total gross assets (Dollars in thousands).

	As of
	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
Total assets	$1,655,747	$1,655,849	$1,659,336	$1,648,108	$1,583,117
Plus: accumulated depreciation (a)	141,965	132,448	120,202	114,660	104,496
Plus: accumulated amortization	19,495	19,658	19,198	19,418	18,852
Total gross assets	$1,817,207	$1,807,955	$1,798,736	$1,782,186	$1,706,465
(a)	Includes previously recognized depreciation on properties that were classified as held-for-sale as of June 30, 2019.